EXHIBIT 21.1

STIFEL FINANCIAL CORP. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name*	Jurisdiction of Incorporation/Formation

Stifel Financial Corp.	Delaware
Stifel, Nicolaus & Company, Incorporated	Missouri
Stifel Nicolaus Insurance Agency, Incorporated	Missouri
Ryan Beck Holdings, LLC	Missouri
Broadway Air Corp.	Missouri
Butler, Wick & Co., Inc.	Ohio
Century Security Associates, Inc.	Missouri
CSA Insurance Agency, Incorporated	Missouri
Choice Financial Partners, Inc.	Missouri
First Service Financial Company	Missouri
Stifel Bank & Trust	Missouri
Hanifen, Imhoff Inc.	Colorado
Stifel Asset Management Corp.	Missouri
Stifel CAPCO, LLC	Missouri
Stifel CAPCO II, LLC	Missouri
Stifel Financial Capital Trust II	Missouri
Stifel Financial Capital Trust III	Missouri
Stifel Financial Capital Trust IV	Missouri
Stifel Nicolaus Limited	United Kingdom
Stifel Venture Corp.	Missouri

* All subsidiaries of the registrant do business under their legal names. Indentation indicates the principal parent of each subsidiary.